Exhibit 99.2

1 Midland States Bancorp, Inc. NASDAQ: MSBI Second Quarter 2022 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic and its potential effects on the economic environment, changes in interest rates and other general economic, business and political conditions, and the impact of inflation. These risks and uncertainties should be consi dered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors that could materially affect Midland’s financial results, ar e included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Overview of 2Q22 3 Completion of FNBC Branch Purchase Higher Earnings and Improved Returns • Low - risk, easily digestible, immediately earnings accretive transaction • Added $80 million of low - cost deposits • New Mokena branch will support increased business development efforts in greater Chicagoland area Positive Trends Across Key Metrics • NIM increased 15 basis points from prior quarter to 3.65% • Growing balances of noninterest - bearing and lower - cost interest - bearing deposits • Efficiency Ratio (1) improved to 53.1% from 55.7% in prior quarter • Net income of $21.9 million, or $0.97 diluted EPS, up from $0.92 in prior quarter • Pre - tax, pre - provision earnings (1) of $35.9 million, up from $32.0 million in prior quarter • ROAA of 1.19%, ROATCE (1) of 19.14%, and Adjusted PTPP ROAA (1) of 1.95% all increased from prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Continued Strong Loan Production • Strong growth in community banking markets including St. Louis • Total loans increased 18.5% annualized • CRE loans, including multifamily, increased $222 million from the end of the prior quarter

4 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $255.6 million from prior quarter to $5.80 billion • Growth in CRE loans, equipment finance, conventional commercial loans, and consumer loans offset lower end - of - period balances on commercial FHA warehouse credit lines and lower PPP loans • Equipment finance balances increased $27.9 million, or 2.9% from end of prior quarter • Excluding PPP loans and commercial FHA warehouse credit lines, total loans increased at an annualized rate of 24.5% during 2Q22 • PPP loans were $6.4 million at June 30, 2022, a decrease of $16.5 million from Mar. 31, 2022 Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,836 $4,916 $5,225 $5,540 $5,796 4.43% 4.42% 4.36% 4.40% 4.49% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Loans Average Loan Yield 2Q 2022 1Q 2022 2Q 2021 Commercial loans and leases $ 1,830 $ 1,867 $ 1,831 Commercial real estate 2,336 2,114 1,540 Construction and land development 204 189 213 Residential real estate 340 329 367 Consumer 1,085 1,041 885 Total Loans $5,796 $5,540 $4,836 Total Loans ex. Commercial FHA Lines and PPP $5,765 $5,433 $4,560

5 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $126.9 million from prior quarter to $6.18 billion • Increase driven by higher balances of noninterest - bearing and lower - cost interest - bearing deposits • Strengthened commercial banking and treasury management teams consistently generating new relationships that provide steady inflow of low - cost commercial deposits Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,196 $5,601 $6,111 $6,057 $6,184 0.23% 0.19% 0.15% 0.15% 0.25% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Deposits Cost of Deposits 2Q 2022 1Q 2022 2Q 2021 Noninterest - bearing demand $ 1,972 $ 1,965 $ 1,366 Interest - bearing: Checking 1,809 1,779 1,619 Money market 1,028 964 788 Savings 740 711 669 Time 620 619 722 Brokered time 15 19 32 Total Deposits $6,184 $6,057 $5,196

6 • Net interest income increased 7.9% from the prior quarter due primarily to higher average loan balances and an increase in net interest margin • Net interest margin increased 15 bps from prior quarter due to the redeployment of excess liquidity into the loan portfolio and higher average yield on earning assets • Average cash and cash equivalents declined by $157.7 million compared to prior quarter • Average rate on new and renewed loan originations increased 69 bps to 4.79% in June 2022 from 4.10% in March 2022 » Midland Equipment Finance yields increased 84 bps; other commercial loan yields increased 69 bps Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.3 $1.0 $0.8 $0.6 $0.6 $50.1 $51.4 $54.3 $56.8 $61.3 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NII Accretion Income 0.09% 0.07% 0.04% 0.03% 0.03% 3.29% 3.34% 3.25% 3.50% 3.65% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 NIM Accretion Income

7 • During 2Q22, assets under administration decreased $446.2 million, primarily due to market performance • Wealth Management revenue declined due to lower AUA Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $4,078 $4,058 $4,217 $4,044 $3,598 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 $6.53 $7.18 $7.18 $7.14 $6.14 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

8 Noninterest Income • Noninterest income decreased 6.4% from prior quarter, primarily due to lower wealth management revenue • Impairment on commercial MSRs impacted noninterest income by $0.9 million and $0.4 million in 2Q22 and 1Q22, respectively • Decline in wealth management and larger commercial MSRs impairment partially offset by higher deposit service charges and interchange revenue resulting from growth in client base Noninterest Income (in millions) $17.4 $15.1 $22.5 $15.6 $14.6 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other

9 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 53.1% in 2Q22 vs. 55.7% in 1Q22 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense was up slightly from the prior quarter primarily due to a modest increase in staffing levels and higher incentive compensation • Operating expense run - rate expected to be $41.0 - $42.0 million in 2022 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 2Q22 1Q22 Integration and acquisition related expenses ($0.3) ($0.1) $7.6 $0.3 $5.0 $0.1 $0.3 $48.9 $41.3 $45.8 $40.9 $41.3 60.2% 58.8% 52.6% 55.7% 53.1% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

10 Asset Quality NCO / Average Loans • Nonperforming loans increased $4.0 million due to one CRE loan where no loss is expected • Generally positive trends in the loan portfolio with continued upgrades of watch list loans • Delinquencies in consumer portfolio remain exceptionally low • Net charge - offs of $2.8 million, or 0.20% of average loans • Provision for credit losses on loans of $4.7 million primarily related to the growth in total loans and weakening economic conditions Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.27% 1.11% 0.81% 0.95% 0.98% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 0.33% 0.25% 0.37% 0.17% 0.20% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

11 Changes in Allowance for Credit Losses ACL 3/31/22 ACL 6/30/22 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

12 ACL by Portfolio Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 747,782 $ 5,412 0.72% $ 796,498 $ 5,078 0.64% Warehouse Lines 23,872 - 0.00% 83,999 - 0.00% Commercial Other 643,477 7,336 1.14% 641,628 7,543 1.18% Equipment Finance 546,267 7,068 1.29% 528,572 7,288 1.38% Paycheck Protection Program 6,409 10 0.15% 22,862 34 0.15% Lease Financing 439,202 6,765 1.54% 429,000 7,264 1.69% CRE non - owner occupied 1,480,031 18,861 1.27% 1,291,239 18,132 1.40% CRE owner occupied 524,587 6,037 1.15% 499,871 5,646 1.13% Multi - family 265,749 2,610 0.98% 252,507 2,163 0.86% Farmland 65,288 366 0.56% 70,424 336 0.48% Construction and Land Development 203,955 1,101 0.54% 188,668 816 0.43% Residential RE First Lien 279,628 3,025 1.08% 268,787 2,924 1.09% Other Residential 60,474 391 0.65% 60,544 364 0.60% Consumer 98,558 379 0.38% 101,692 310 0.30% Consumer Other (1) 986,813 2,615 0.26% 939,104 2,362 0.25% Total Loans 5,795,544 54,898 0.95% 5,539,961 52,938 0.96% Loans (excluding GreenSky, PPP and warehouse lines) 4,716,721 52,080 1.10% 4,452,413 50,401 1.13% June 30, 2022 Notes: (1) Primarily consists of loans originated through GreenSky relationship ($ in thousands) March 31, 2022

13 Outlook • Loan pipeline remains strong, but loan growth expected to moderate in second half of 2022 as higher rates and uncertain economic conditions are likely to have a greater impact on loan demand • Continued loan growth, NIM expansion, and expense control should drive further increases in earnings and returns during second half of 2022 • Strong financial performance should lead to increase in capital ratios as balance sheet growth slows during second half of 2022, while additional options for further strengthening capital are evaluated • New leadership in Wealth Management focused on increasing cross - selling across client base and improving business development efforts to generate higher rate of organic growth • Well positioned with more diversified CRE loan portfolio and C&I portfolio focused on larger, stronger commercial enterprises 13

14 APPENDIX

15 Paycheck Protection Program Overview Paycheck Protection Program (as of 6/30/22) Loans Outstanding $6.4 million Total Fees Earned $15.1 million Fees Recognized in 2Q22 $0.7 million Remaining Fees to be Recognized $0.2 million Impact on 2Q22 Financials At or for the Three Months Ended 6/30/22 Metrics Excluding PPP Impact Total Loans $5.80 billion $5.79 billion Average Loans $5.68 billion $5.66 billion Net Interest Income FTE (1) $61.3 million $60.9 million Net Interest Margin (1) 3.65% 3.62% ACL/Total Loans 0.96% 0.96% 1. Loan fees and deferred loan origination costs being amortized over an estimated 24 to 60 month life of PPP loans Paycheck Protection Program Loan Forgiveness As of 3/31/22 As of 6/30/22 Loans Submitted to SBA $362.7 million $378.2 million Loans Forgiven by SBA $357.2 million $374.0 million Percentage of PPP Loans Forgiven 93.9% 98.3%

16 Commercial Loans and Leases by Industry RE / Rental & Leasing $1,178 27.0% All Others $508 11.6% Skilled Nursing $414 9.5% Construction - General $321 7.3% Manufacturing $273 6.2% Finance and Insurance $232 5.3% Accommodation & Food Svcs $224 5.1% Trans. / Ground Passenger $204 4.7% Assisted Living $191 4.4% Ag., Forestry, & Fishing $179 4.1% General Freight Trucking $169 3.9% Retail Trade $159 3.6% Wholesale Trade $115 2.6% Other Services $103 2.4% Health Care $100 2.3% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.37 billion as of 6/30/22 ($s in millions)

17 Commercial Real Estate Portfolio by Collateral Type Skilled Nursing $441 17.4% Retail $414 16.3% Multi - Family $306 12.0% Industrial / Warehouse $212 8.3% Assisted Living $180 7.1% Hotel/Motel $167 6.6% All Others $160 6.3% Office $149 5.9% Farmland $84 3.3% Residential 1 - 4 Family $74 2.9% C - Store / Gas Station $70 2.8% Special Purpose $70 2.8% Medical Building $67 2.6% Mixed Use / Other $64 2.5% Restaurant $45 1.8% Raw Land $37 1.5% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.54 billion as of 6/30/22 CRE Concentration (as of 6/30/22) CRE as a % of Total Loans 40.3% CRE as a % of Total Risk - Based Capital (1) 267.8% Notes: (1) Represents non - owner occupied CRE loans only ($s in millions)

18 Capital and Liquidity Overview Capital Ratios (as of 6/30/22) Liquidity Sources (as of 6/30/22) 6.22% 7.66% 7.98% 8.63% 11.44% 9.85% 9.12% 9.85% 10.60% 0.00% 5.00% 10.00% 15.00% TCE/TA Tier 1 Common Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level ($ in millions) Cash and Cash Equivalents $ 270.1 Unpledged Securities 261.5 FHLB Committed Liquidity 1,159.5 FRB Discount Window Availability 22.7 Total Estimated Liquidity $ 1,713.8 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $35.6 Million Holding Company Line of Credit of $15.0 Million

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For the Quarter Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Income before income taxes - GAAP	$ 29,167	$ 27,389	$ 30,600	$ 25,431	$ 19,041
Adjustments to noninterest income:					
Loss (gain) on sales of investment securities, net	101	-	-	(160)	(377)
(Gain) on termination of hedged interest rate swap	-	-	(1,845)	-	-
Other income	-	-	-	-	27
Total adjustments to noninterest income	101	-	(1,845)	(160)	(350)
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	-	-	-	(79)	(143)
FHLB advances prepayment fees	-	-	(4,859)	-	(3,669)
Integration and acquisition expenses	(324)	(91)	(171)	(176)	(3,771)
Total adjustments to noninterest expense	(324)	(91)	(5,030)	(255)	(7,583)
Adjusted earnings pre tax	29,592	27,480	33,785	25,526	26,274
Adjusted earnings tax	7,401	6,665	8,369	5,910	6,519
Adjusted earnings - non-GAAP	$ 22,191	$ 20,815	$ 25,416	$ 19,616	$ 19,755
Adjusted diluted earnings per common share	$ 0.98	$ 0.92	$ 1.12	$ 0.86	$ 0.86
Adjusted return on average assets	1.21 %	1.16 %	1.39 %	1.15 %	1.17 %
Adjusted return on average shareholders' equity	13.84 %	12.84 %	15.44 %	11.94 %	12.36 %
Adjusted return on average tangible common equity	19.41 %	17.89 %	21.65 %	16.82 %	17.52 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Adjusted earnings pre tax - non-GAAP	$ 29,592	$ 27,480	$ 33,785	$ 25,526	$ 26,274
Provision for credit losses	5,441	4,167	467	(184)	(455)
Impairment on commercial mortgage servicing rights	869	394	2,072	3,037	1,148
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 35,902	$ 32,041	$ 36,324	$ 28,379	$ 26,967
Adjusted pre-tax, pre-provision return on average assets	1.95 %	1.79 %	1.98 %	1.67 %	1.60 %

19

Midland States Bancorp, Inc.

20 (dollars in thousands) Noninterest expense - GAAP $ 41,339 $ 40,884 $ 45,757 $ 41,292 $ 48,941 (Loss) on mortgage servicing rights held for sale - - - (79) (143) FHLB advances prepayment fees - - (4,859) - (3,669) Integration and acquisition expenses (324) (91) (171) (176) (3,771) Adjusted noninterest expense $ 41,015 $ 40,793 $ 40,727 $ 41,037 $ 41,358 Net interest income - GAAP $ 61,334 $ 56,827 $ 54,301 $ 51,396 $ 50,110 Effect of tax-exempt income 321 369 372 402 383 Adjusted net interest income 61,655 57,196 54,673 51,798 50,493 Noninterest income - GAAP 14,613 15,613 22,523 15,143 17,417 Impairment on commercial mortgage servicing rights 869 394 2,072 3,037 1,148 Loss (gain) on sales of investment securities, net 101 - - (160) (377) (Gain) on termination of hedged interest rate swap - - (1,845) - - Other - - - - 27 Adjusted noninterest income 15,583 16,007 22,750 18,020 18,215 Adjusted total revenue $ 77,238 $ 73,203 $ 77,423 $ 69,818 $ 68,708 Efficiency ratio 53.10% 55.73% 52.61% 58.78% 60.19% MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 December 31, For the Quarter Ended September 30, 20212022 March 31, 2022 June 30, 2021 June 30,

21 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity

—GAAP $ 636,188 $ 644,986 $ 663,837 $ 657,844 $ 648,186 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,559) (22,976) (24,374) (26,065) (27,900) Tangible common equity $ 450,725 $ 460,106 $ 477,558 $ 469,875 $ 458,382 Total Assets to Tangible Assets: Total assets—GAAP $ 7,435,812 $ 7,338,715 $ 7,443,805 $ 7,093,959 $ 6,630,010 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (23,559) (22,976) (24,374) (26,065) (27,900) Tangible assets $ 7,250,349 $ 7,153,835 $ 7,257,527 $ 6,905,990 $ 6,440,206 Common Shares Outstanding 22,060,255 22,044,626 22,050,537 22,193,141 22,380,492 Tangible Common Equity to Tangible Assets 6.22% 6.43% 6.58% 6.80% 7.12% Tangible Book Value Per Share $ 20.43 $ 20.87 $ 21.66 $ 21.17 $ 20.48 (dollars in thousands) Net income $ 21,883 $ 20,749 $ 23,107 $ 19,548 $ 20,124 Average total shareholders' equity—GAAP $ 643,004 $ 657,327 $ 652,892 $ 651,751 $ 641,079 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,570) (23,638) (25,311) (27,132) (26,931) Average tangible common equity $ 458,530 $ 471,785 $ 465,677 $ 462,715 $ 452,244 ROATCE 19.14% 17.84% 19.69% 16.76% 17.85% Return on Average Tangible Common Equity (ROATCE) 2021 June 30, 2021 June 30, 2021 September 30, 2021 December 31, For the Quarter Ended 2022 March 31, 2022 June 30, MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2021 December 31, As of September 30, 20212022 March 31, 2022 June 30,